                                                                    EXHIBIT 99.1

NEWS RELEASE for February 6, 2003 at 7:30 AM EST
------------------------------------------------
Contact: Jack Davis (investor relations) 501-376-0044
         Len Hall (media) 949-474-4300  len@allencaron.com
         Allen & Caron Inc

           KYZEN CORPORATION REPORTS FOURTH QUARTER, YEAR-END RESULTS

    Revenue increases compared to previous year with a bottom-line turnaround

    NASHVILLE, TN (February 6, 2003) . . . . Kyzen Corporation (OTCBB: KYZN.OB),
    a specialty chemical company and a leading provider of products and processes for precision cleaning applications in high-technology manufacturing environments, today announced results for its fourth quarter and year ended December 31, 2002. For the full year ended December 31, 2002, revenue improved six percent to $5.93 million with a net income of $39,167, or $0.01 per share, compared to revenue of $5.61 million with a net loss of $268,644, or ($0.06) per share, for the year ended December 31, 2001.

         REVENUE FOR THE FOURTH QUARTER OF 2002 WAS $1.5 MILLION WITH A NET INCOME OF $55,935, OR $0.01 PER SHARE, COMPARED TO REVENUE OF $1.5 MILLION WITH A NET LOSS OF $19,352, OR ($0.01) PER SHARE, FOR THE FOURTH QUARTER OF 2001.

Throughout 2002, the Company executed a strategy focused on new product introductions and diversification in new niche cleaning markets for semiconductors, optics and aerospace while continuing its efforts in electronic cleaning.

President and CEO Kyle J. Doyel commented, "Revenues for the year increased as a result of a targeted effort by our sales staff in niche markets. Coupled with sustained cost-control measures we implemented during the electronic industry's downturn, we improved our bottom-line to reach profitability in the fourth quarter and were profitable for the full year for the first time since 1998. By keeping costs under control and maintaining our sales level through our diversified product mix, we should be able to maintain profitability."

         Doyel added, "As a management team, we are fortunate to have a focused, knowledgeable sales staff, innovative researchers and dedicated office and production personnel, all of whom have contributed to the achievements of 2002. We believe we can continue to grow the company in 2003 and increase our profit while maintaining our costs and infrastructure at current levels. We will continue to take the extra steps necessary to control costs and focus both our products and our sales support in areas of the greatest potential for sales growth and profit."

                                 MORE-MORE-MORE



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KYZEN REPORTS FOURTH QUARTER, YEAR-END RESULTS
Page 2-2-2



         The Company's balance sheet at December 31, 2002 showed a current ratio of 3.7:1, total assets of $2.28 million, working capital of $1.31 million, cash and cash equivalents of approximately $383,000 and shareholders' equity of $1.79 million.


         Kyzen Corporation is a specialty chemical company and a leading provider of products and processes for precision cleaning applications in high-technology manufacturing environments.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties. Management has included in this press release certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. When used, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. Such statements are, by their nature, subject to certain risks and uncertainties. Among the factors that could cause actual results to differ materially from those projected are the following: business conditions and the general economy as they affect interest rates; business conditions as they affect manufacturers of chemical raw materials; business conditions as they affect growth in the electronics, semiconductor, optics and aerospace/metal cleaning markets; changes in the import and export rules, regulations and tariffs as they apply to countries where the Company conducts its business; the ability of the Company to obtain certain raw materials on favorable terms; the ability of the Company to obtain financing or equity capital with favorable terms and conditions; the ability of the Company to effectively manage expenditures for research and development, sales and marketing, and certain capital expenditures; the accuracy of the Company's projections and assumptions related to cash requirements; the availability of new expansion and acquisition opportunities; changes in the financial condition or corporate strategy of the Company's primary customers; and the ability of the Company to develop new competitive product lines. Actual results, events and performance may differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                                  TABLE FOLLOWS

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                 KYZEN REPORTS FOURTH QUARTER, YEAR-END RESULTS

Page 3-3-3

                                KYZEN CORPORATION
                            Statements of Operations

                                               Three Months Ended                   Year Ended
                                                   December 31,                     December 31,
                                              2002             2001             2002            2001
                                           ----------      -----------       ----------      -----------
Net sales                                  $1,497,222      $ 1,495,667       $5,930,466      $ 5,605,067

Cost of sales                                 681,814          754,926        2,843,893        2,716,463
                                           ----------      -----------       ----------      -----------

Gross profit                                  815,408          740,741        3,086,573        2,888,604


Operating costs and expenses:

    Selling, marketing, general and
       administrative expenses                624,305          629,301        2,507,694        2,620,963

    Research and development expenses         136,617          132,735          545,680          549,101
                                           ----------      -----------       ----------      -----------

       Total operating expenses               760,922          762,036        3,053,374        3,170,064
                                           ----------      -----------       ----------      -----------


       Operating income (loss)                 54,486          (21,295)          33,199         (281,460)


Other income (expense):

    Interest income                             1,449            1,943            5,968           15,540

    Interest expense                               --               --               --           (2,724)
                                           ----------      -----------       ----------      -----------

       Total other income                       1,449            1,943            5,968           12,816
                                           ----------      -----------       ----------      -----------


Net income (loss)                          $   55,935      $   (19,352)          39,167      $  (268,644)
                                           ==========      ===========       ==========      ===========

Income (loss) per share - basic            $     0.01      $     (0.01)      $     0.01      $     (0.06)
                                           ==========      ===========       ==========      ===========

Income (loss) per share - diluted          $     0.01      $     (0.01)      $     0.01      $     (0.06)
                                           ==========      ===========       ==========      ===========

Weighted average shares outstanding
     - basic                                4,777,510        4,777,787        4,777,718        4,777,787

Weighted average shares outstanding
     - diluted                              4,777,510        4,777,787        4,777,718        4,777,787



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